Exhibit 10.12

DATED    June 24,  2004

BURDALE FINANCIAL LIMITED

and

VIEWSONIC EUROPE LIMITED

PLEDGE AGREEMENT

Nabarro Nathanson

Lacon House

Theobald’s Road

London  WC1X 8RW

Tel:  020 7524 6000

PLEDGE AGREEMENT

DATE JUNE 24, 2004

PARTIES

(1)                        BURDALE FINANCIAL LIMITED of 53 Queen Anne Street, London, W1G 9HP (the “Pledgee”); and

(2)                        VIEWSONIC EUROPE LIMITED (Company registration No. 03131161), a company organised and existing under the laws of England (the “Pledgor”).

RECITALS

(A)                    The Pledgor has entered into an agreement dated 24 June 2004 (the “Credit Agreement”) under the terms of which the Pledgee has agreed to make available to the Pledgor a facility of up to twenty million US dollars (US$20,000,000).

(B)                      The Pledgor has agreed to execute this Pledge Agreement by way of security for its obligations under the Credit Agreement.

(C)                      This Pledge Agreement relates to all of the Pledgor’s present and future inventory/trading stock and other moveable assets located in the Netherlands, including computer monitors and all other inventory (together, the “Goods”).

(D)                     With respect to any Goods, from time to time stored in each of the Warehouses  (as defined below), Pledgor and Pledgee will enter into a third party pledgeholder agreement with Furness Logistics Moerdijk B.V. (the “Third Party”) thus converting the non-possessory right of pledge created under this Agreement into a possessory right of pledge.

IT IS AGREED AS FOLLOWS:

1.                            DEFINITION

1.1                                          In this pledge agreement the term “Warehouses” means the warehouses, operated by Furness Logistics Moerdijk B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under the laws of the Netherlands and having its registered seat at Moerdijk, located at:

(i)   Tradeboulevard 4, Havennummer 528, 4761 RL Moerdijk; and

(ii)  other premises of the Third Party located at  Moerdijk

2.                            AGREEMENT TO PLEDGE

2.1                                          The Pledgor and the Pledgee hereby agree, in order to secure to the Pledgee the prompt payment in full of the Secured Obligations (as defined below), that the Pledgor will create a first ranking non-possessory right of pledge on the Goods in the manner set forth in Clause 2.

2.2                                          If and to the extent at any time it shall appear that any right of pledge created hereby or pursuant hereto shall not have the ranking as referred to above, the Pledgor and the Pledgee confirm, and - to the extent necessary - hereby further agree, that a valid right of pledge has or shall nevertheless have been created. In that case the right of pledge shall have the highest possible rank.

3.                            RIGHT OF NON-POSSESSORY PLEDGE

3.1                                          As a further security for the due and punctual payment of the amounts owing pursuant to the Credit Agreement (the “Secured Obligations”) , the Pledgor hereby grants a first ranking non-possessory right of pledge (bezitloos pandrecht eerste in rang) or, as the case may be, the Pledgor grants in advance a first ranking non-possessory right of pledge (bezitloos pandrecht eerste in rang) on the Goods to the Pledgee and the Pledgee hereby accepts such right of pledge. With respect to any Goods located at the Warehouses (the “Warehouse Goods”) this non-possessory right of pledge shall be converted into a possessory right of pledge in the manner provided for in Clause 3.

3.2                                          The pledge is vested, at the option of the Pledgee, by way of registering this deed or by way of notarial deed. The Pledgee is authorised to register this deed. The Pledgor grants the Pledgee an irrevocable power of attorney tovest the pledge by way of notarial deed, even if the deed has been registered, in which case the Pledgee is authorised to represent the Pledgor.

4.                            POSSESSORY  PLEDGE

4.1                                          The right of pledge on the Warehouse Goods shall be converted into a first ranking possessory right of pledge by bringing the Warehouse Goods in the control (feitelijke macht) of the Third Party. This will be done:

4.1.1                                                    With respect to the Goods that are present in the Warehouses at the time of execution of the Third Party Pledgeholder Agreement by the Third Party, by the agreement of the Third Party to hold such Warehouse Goods pursuant to the Third Party Pledgeholder Agreement as a third party within the meaning of article 3:236 paragraph 1 of the Dutch Civil Code; and

4.1.2                                                    With respect to any Goods which arrive at the Warehouses after the execution of the Third Party Pledgeholder Agreement by the Third Party, by the acceptance by the Third Party of such Warehouse Goods into its custody pursuant to the Third Party Pledgeholder Agreement as a third party within the meaning of article 3:236 paragraph 1 of the Dutch Civil Code.

4.2                                          The first ranking possessory right of pledge on the Warehouse Goods shall be governed by the terms and conditions of this Agreement and, upon the execution by the parties thereto, the Third Party Pledgeholder Agreement. In case of any inconsistency between this agreement and the Third Party Pledgeholder Agreement, the terms of the former shall prevail.

4.3                                          For the avoidance of doubt,  if and to the extent the Third Party Pledgeholder Agreement and the mechanisms set out in this Agreement fail to create a valid possessory right of pledge on behalf of the Pledgee, the Goods located at the Warehouses will still be and stay subject to the non-possessory right of pledge created pursuant to this Agreement.

5.                            DELIVERY OF GOODS TO WAREHOUSES

5.1                                          The Pledgor undertakes to procure delivery of any and all Goods, destined to be destributed in or from the Netherlands to any of the Warehouses, listed in clause 1.1.

6.                            WARRANTIES

6.1                                          The Pledgor represents and warrants, to and agrees with the Pledgee:

6.1.1                                                    that it has the full ownership of and legal title to the present Goods;

6.1.2                                                    that it has the full power and authority (is volledig beschikkingsbevoegd) to pledge the present Goods;

6.1.3                                                    that the present Goods are not subject to any attachments or limited property rights (in Dutch: beperkte rechten) in favour of third parties; and

6.1.4                                                    that there are no rights of retention on or against the Goods (other than those notified to the Pledgee in accordance with the Credit Agreement).

6.2                                          The Pledgor hereby covenants and agrees that the representations and warranties set forth in Subclause 6.1 shall be deemed made by it with respect to each of the future Goods in each instance, and upon the moment, when the Pledgor becomes the owner of such Goods.

6.3                                          The Pledgor further declares that it has not previously or in advance transferred or created limited property rights on or against the Goods, either in whole or in part, to or in favour of any third parties.

7.                            RESERVED RIGHTS

7.1                                          The Pledgor shall ensure in so far as possible that, upon its acquisition of any of the Goods, the transferor of such Goods shall not reserve title to any of the Goods or any limited property rights in respect of any of the Goods.  The Pledgor shall notify the Pledgee of any reservation of title affecting the Goods in accordance with the Credit Agreement.

7.2                                          If and to the extent that the acquisition by the Pledgor of the full and unencumbered ownership of any of the Goods is subject to the Pledgor (further) performing any act or making any payment, the Pledgor hereby undertakes to perform such act or to make such payment when due.

8.                            DUTY OF CARE

The Pledgor shall take good care of the Goods and must take all measures necessary or desired by the Pledgee. The Pledgor may not perform or neglect to perform any acts which may prejudice the interests of the Pledgee. If the Pledgor is in default with respect to any of these obligations, the Pledgee may, at the expense of the Pledgor, do all that it deems necessary, without prejudice to any of the Pledgee’s other rights.

9.                            SPECIFICATION

9.1                                          The Pledgor shall, upon first request thereto of the Pledgee, immediately provide the Pledgee with a specification of the Goods and/or of the location of the Goods.

9.2                                          The Pledgee or any persons appointed by the Pledgee shall at any time be allowed to enter the places where the Goods are located, in order to inspect and check the state of the Goods.

10.                     OTHER DOCUMENTS

10.1                                    The Pledgor hereby agrees that, to the extent the Goods are or shall be represented by documents of title or shipping documents, such as warehouse receipts and bills of lading or other commercial documents, the right of pledge created hereby shall encompass such documents.

10.2                                    The Pledgor shall, upon first demand of the Pledgee, deliver such documents in so far as not yet pledged hereunder, thus creating a right pledge in favour of the Pledgee, endorsed if necessary to effect such pledge, to the Pledgee.

11.                     INSURANCE

11.1                                    The Pledgor shall, for its own account, insure and keep the Goods insured under normal conditions. The Pledgor shall provide the Pledgee with the insurance policies at the Pledgee’s first request. In the event the Pledgor fails to provide the Pledgee with the insurance policies, the Pledgee shall be authorised to insure the Goods itself for the account of the Pledgor in such manner and under such conditions as the Pledgee deems appropriate.

11.2                                    In the event the Pledgor becomes aware of a right of pledge on the insurance proceeds as referred to in Article 3:229 of the Netherlands Civil Code coming into existence, the Pledgor shall notify the insurance company and the Pledgee without delay.

12.                     SALE OF THE GOODS

The Pledgor may not sell, transfer, lease or otherwise grant possession of the Goods to third parties, without permission of the Pledgee. The Pledgee hereby grants the Pledgor its permission to transfer the Goods in the ordinary course of business for a commercially sound and arm’s length price and subject to the terms of the Third Party Pledgeholder Agreement, entered into between (i) the Pledgee (ii) the Pledgor and (iii) the Third Party on..…June  2004 . The Pledgee can revoke its permission at any time by giving written notice of the revocation to the Pledgor. This permission automatically terminates in case of the occurrence of an Event of Default.The pledge shall remain vested until the transfer and delivery of the Goods has taken place.

13.                     NOTIFICATION

13.1                                    The Pledgor shall promptly inform the Pledgee of any event or the receipt of any notice which may be of relevance for the position of the Pledgee as pledgee hereunder or which may affect the fulfilment by the Pledgor of any of its covenants or obligations hereunder, or may effect its ability to carry on its business or the security created hereby, including events when another person seeks possession of any of the Goods, claims a right of retention with respect to any of the Goods, or when the Pledgor’s bankruptcy, suspension of payments, or liquidation is ordered. In each such situation the Pledgor shall inform such other person about the right of pledge created hereby.

13.2                                    The Pledgor shall promptly inform the Pledgee if a situation arises whereby the Pledgor is forced to inform the authorities who collect social security premiums or taxes that it is not or no longer in a position to pay its debts in respect of these social security premiums or taxes when the same fall due.

13.3                                    The Pledgor shall not pledge or encumber with other limited property rights any of the Goods without the prior written approval of the Pledgee.

14.                     POSSESSION

The Pledgee is at all times entitled to take possession of the Goods or part thereof, either directly or by ordering a third party to take possession.

15.                     COLLECTION BY PLEDGOR

15.1                                    In the event the Pledgor is in default hereunder or with respect to the Obligations, the Pledgee shall be entitled to sell the Goods and to take recourse against the proceeds.

15.2                                    The Pledgee shall be under no obligation to notify the Pledgor or any other person who has any limited property right or who has levied an attachment on or against the Goods or any party thereof of its intention to sell the Goods.

15.3                                    The Pledgor hereby renounces its right to request the President of the District Court to order that the Goods be sold in a manner which differs from the public auction, described in Article 3:250 of the Netherlands Civil code.

16.                     CONTINUING AND INDEPENDENT SECURITY

16.1                                    This Agreement and the security hereby created shall be:

16.1.1                                              a continuing security for the Obligations and in particular, but without limitation, shall not be, nor be considered as satisfied by any intermediate payment or satisfaction on account of any of the moneys and liabilities hereby secured or any settlement of accounts between the Pledgor or any other party that has assumed liability for, and/or provided security in respect of, the Obligations; and

16.1.2                                              in addition to, and independent of and shall not operate so as to prejudice or affect or merge in any other security which the Pledgee may hold at any time for the Obligations.

16.2                                    Where any discharge (whether in respect of this Agreement, any other security for the Obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is subsequently avoided or must be restored on bankruptcy, liquidation or otherwise without limitation, the liability of the Pledgor under this Agreement and the security interests hereby created shall continue as if there had been no discharge or arrangement. The Pledgee shall be entitled to concede or compromise any claim that any such payment, security or other disposition is liable to avoidance or repayment.

16.3                                    To the extent possible under the laws of The Netherlands, the security created hereby shall not be prejudiced, affected or diminished by any act, omission or circumstance which, but for this provision, might operate to release, discharge or otherwise exonerate the Pledgor from its liability to the Pledgee in respect of any of the Obligations or affect such obligations, including without limitation:

16.3.1                                              any extension or postponement of the time of payment or other indulgence granted to or any acceptance of partial payment by or any settlement, composition or adjustment with the Pledgor or any other person;

16.3.2                                              any, amendment or variation of or extension of the due date for performance of any term of the Credit Agreement or any other agreement in connection with the Obligations or any increase, reduction, exchange, acceleration, renewal, surrender, release or loss of or failure to perfect any of the Obligations or any security therefore or any non-presentment or non-observance of any formality in respect of any instruments;

16.3.3                                              the transfer by the Pledgee of any of its rights, benefits or obligations under the Credit Agreement or any other agreement to which it is a party to another person or entity;

16.3.4                                              any irregularity, unenforceability or invalidity of any (but not all) of the Secured Obligations or of the obligations of any other person or any present or future law or order of any government or authority (whether of right or in fact) purporting to reduce or otherwise affect any of such obligations to the intent that the Pledgor’s obligations under this Agreement shall remain in full force and this Agreement and the term “Secured

Obligations” shall be construed accordingly as if there were no such irregularity, unenforceability, invalidity, law or order;

16.3.5                                              the bankruptcy or liquidation or any change in the name or constitution of the Pledgor, or any other person; or

16.3.6                                              the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against or granted by the Pledgor or any other person.

To the extent possible under the laws of The Netherlands, the term “Secured Obligations” shall include all items which would be Secured Obligations but for the liquidation, absence of legal personality or incapacity of the Pledgor or any statute of limitation.

17.                     COSTS

All reasonable costs, charges and expenses, including the fees and expenses of counsel, which the Pledgee may incur in connection with the exercise of any of the rights of pledge under this Agreement shall be borne by the Pledgor.

18.                     POWERS OF ATTORNEY

The Pledgor hereby grants irrevocable and unconditional power of attorney to the Pledgee to execute and deliver any documents, instructions, agreements or other instruments on its behalf and to do everything on its behalf which the Pledgee considers in its sole and absolute discretion necessary or advisable for the purpose of effecting and or perfecting the right of pledge created pursuant to this Agreement.

19.                     CURRENCY INDEMNITY

If any sum due from the Pledgor under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the first currency) in which the same is payable hereunder or under such order or judgment into another currency (the second currency) for the purpose of:

19.1                                    making or filing a claim or proof against the Pledgor;

19.2                                    obtaining an order or judgment in any court or other tribunal;

19.3                                    enforcing any order or judgment given or made in relation hereto applying the same in satisfaction of any of the Obligations,

the Pledgor shall as a separate and independent obligation indemnify and hold harmless the Pledgee from and against any loss suffered as a result of any discrepancy between:

19.3.1                                              the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency; and

19.3.2                                              the rate or rates of exchange at which the Pledgee may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of such order, judgment, claim or proof or for application in satisfaction of the Obligations.

20.                     TAXES, DEDUCTIONS AND WITHHOLDINGS

All payments made by the Pledgor under this Agreement shall be made free and clear of and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Pledgee as a result of a present or former connection between the Pledgee and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Pledgee having executed, delivered or performed its obligations or received a payment under, or enforced, the Credit Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings “Non-Excluded Taxes” are required to be withheld from any amounts payable to the Pledgee hereunder the amounts so payable to the Pledgee shall be increased to the extent necessary to yield to the Pledgee (after payment of all Non-Excluded Taxes) a net sum equal to the sum which it would have received and retained had no such deduction or withholding been made or required to be made. Whenever any Non-Excluded Taxes are payable by the Pledgor, as promptly as possible thereafter the Pledgor shall send to the Pledgee a certified copy of an original official receipt received by the Pledgor showing payment thereof. If the Pledgor fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Pledgee the required receipts or other required documentary evidence, the Pledgor shall indemnify the Pledgee for the incremental taxes, interest or penalties that may become payable by the Pledgee as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of all amounts payable hereunderRESCISSION

The Pledgor hereby waives its right to rescind (ontbinden) or, to the extent allowed under Dutch law, have nullified (vernietigen) the legal acts (rechtshandelingen) represented by this Agreement which waiver is hereby accepted by the Pledgee.

21.                     POWER TO ASSIGN

The Pledgee shall be entitled to assign or transfer the whole or any part of the benefit of this Agreement to any assignee or transferee of all or part of its rights and obligations under the Credit Agreement and the Pledgor hereby gives its irrevocable consent and continuing agreement to any such assignment or transfer hereunder. The Pledgee shall be entitled to disclose any information concerning the Pledgor to any successor or proposed successor or to any person who may otherwise enter into contractual relations with the Pledgee in relation to this Agreement.

22.                     LAW AND JURISDICTION

22.1                                    This Agreement shall be governed by and construed in accordance with the laws of The Netherlands.

22.2                                    The competent court in Amsterdam, The Netherlands, has non-exclusive jurisdiction to settle any disputes which may arise in connection with this Agreement.

22.3                                    The Pledgor irrevocably waives any objections on the ground of venue or forum non conveniens or any similar grounds.

IN WITNESS whereof the parties hereto have executed this Pledge Agreement this 24 June 2004.

BURDALE FINANCIAL LIMITED

By:	/s/ Nigel B. Hogg

Name: Nigel B. Hogg

Title: Director

VIEWSONIC EUROPE LIMITED

By:	/s/ Christopher Franey

Name: Christoper Franey

Title: President